UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 31, 2008
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     See discussion at Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 31, 2008, Mercantile Bancorp, Inc. (the “Company”) and Great River Bancshares, Inc. (“Great River”) entered into a Secured Demand Promissory Note (the “Note”) with the Company as borrower. The Note has a principal balance of $7,552,000 with interest payable monthly beginning February 1, 2009 at the per annum interest rate of 7.50%. The principal balance, together with accrued interest, shall be repaid immediately upon Great River’s written demand. The payment of the Note and all obligations of the Company as borrower are secured by a Stock Pledge Agreement by the Company dated December 31, 2008 between the Company and Great River, under which the Company has pledged all of the Company’s shares of capital stock in Mercantile Bank (“Mercantile”), Brown County State Bank, Marine Bank & Trust, Royal Palm Bancorp, Inc., HNB Financial Services, Inc. and Mid-America Bancorp, Inc.
     The Note provides that, among other events, the following are events of default, upon the occurrence of which the outstanding principal and interest shall be due and payable at the election of Great River: (i) if the Company shall fail to pay when due any sum of money due and owing under the Note; (ii) the Company fails to use the proceeds in accordance with the Note; (iii) an “Event of Default” occurs under the Third Amended and Restated Loan Agreement, as amended, between the Company and Great River, as successor in interest to US Bank National Association; or (iv) Great River determines in its sole discretion that there has been any change in the business, operations or condition, financial or otherwise, of the Company or any direct or indirect subsidiary of the Company that could have (x) a material adverse effect on the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company or any such direct or indirect subsidiary, or (y) an impairment of the enforceability of the rights of, or benefits available to, Great River under this Note or the Pledge Agreement. Upon a default, the default rate of interest equal to twelve and one-half percent (12.5%) would apply.
     The Company has applied the proceeds of the borrowing for required corporate purposes in accordance with the Note, adding capital directly or indirectly to subsidiary banks, including Royal Palm Bank of Florida, Heartland Bank and Mercantile Bank, to remain well-capitalized under regulatory guidelines. The need for capital was necessitated by organic loan growth, increases in loan loss reserves, and diminished earnings for the year 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
	By:	/s/ Ted T. Awerkamp
		Name:	Ted T. Awerkamp
Date: January 7, 2009		Title:	President and Chief Executive Officer

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